Exhibit 10.30

Second Amendment

of

ACE USA Supplemental Employee Retirement Savings Plan

WHEREAS, ACE INA Holdings, Inc., a Delaware corporation (the “Corporation”) maintains the ACE USA Supplemental Employee Retirement Savings Plan (the “Plan”); and

WHEREAS, the Corporation wishes to amend the Plan to make certain technical and clarifying changes to the Plan.

NOW THEREFORE, RESOLVED, that by virtue and in exercise of the amending power reserved to the Corporation under the Plan, the Plan shall be, and hereby is, amended in the following particulars:

1. Effective as of January 1, 2004, by replacing paragraph (b) of subsection 3.1 with the following new paragraph (b):

“(b) his salary grade level is 30 or above (or such other comparable classification designated by the Employer); and”

2. Effective as of January 1, 2004, by replacing paragraph (b) of subsection 4.1 with the following new paragraph (b):

“(b) his salary grade level is 30 or above (or such other comparable classification designated by the Employer); and”

3. Effective October 1, 2004, by replacing subsection 5.9 with the following new subsection 5.9:

“5.9 Forfeiture of Certain Accounts. Notwithstanding any provision of the Plan to the contrary, in no event shall any amount attributable to the Participant’s Supplemental Basic Plan Account, Supplemental Matching Contribution Account or Supplemental Discretionary Matching Contribution Account be payable to or on account of a Participant whose Termination Date occurs prior to the date as of which a Participant is vested in his employer matching contribution accounts under the ACE USA Employee Retirement Savings Plan (or would be vested if he were a Participant in the ACE USA Employee Retirement Savings Plan, based on his years of service with the Employers and Related Companies) for any reason other than the death of the Participant.”

IN WITNESS WHEREOF, ACE INA Holdings, Inc. has caused this amendment to be signed by its duly authorized officer this             day of September, 2004.

ACE INA Holdings, Inc.

By

Its